Exhibit 10.1

MASTER LEASE AGREEMENT

This MASTER LEASE AGREEMENT (the “Master Lease”) is entered into as of June 24, 2010, between RBS ASSET FINANCE, INC., a New York corporation (together with its successors and assigns, “Lessor”) and Cybex International, Inc., a New York corporation (together with its successors and permitted assigns, “Lessee”). (The attached Annex A, which is incorporated herein by this reference, contains definitions and rules of construction for certain terms used in this Master Lease.)

1. AGREEMENT TO LEASE; LEASE TERM. This Master Lease is effective as of the date specified above. Lessor may enter into one or more Lease Schedules with Lessee, however, Lessor shall have no obligation to do so unless such obligation is expressly set forth in writing and executed and delivered by Lessor (a “Commitment”). By entering into a Lease Schedule, Lessor leases the Equipment covered by the Lease Schedule to Lessee, and Lessee leases such Equipment from Lessor, in each case, for the Lease Term with respect to such Equipment and subject to the terms and conditions in this Master Lease, the Lease Schedule and, to the extent, and only to the extent, related to the Lease Schedule and/or such Equipment, all of the other Lease Documents.

2. RENT. Lessee shall pay Lessor, (a) for the Interim Term defined in the respective Lease Schedule, Interim Rent as and when specified in the Lease Schedule, without demand, (b) for the Base Term defined in the respective Lease Schedule, Basic Rent as and when specified in the Lease Schedule, without demand, (c) for each Renewal Term defined in the Lease Schedule, if any, the Renewal Rent as and when specified in the Lease Schedule, without demand, and (d) all Other Payments payable in accordance with the respective Lease. EACH LEASE IS NONCANCELABLE BY LESSEE FOR ITS ENTIRE LEASE TERM, and Lessee’s obligation to pay Rent, and otherwise to perform its obligations under or with respect to each Lease, are and shall be absolute and unconditional and shall not be affected by any circumstances whatsoever, including any right of setoff, counterclaim, recoupment, deduction, defense or other right which Lessee may have against Lessor, any Suppliers, or any other person, for any reason whatsoever (each, an “Abatement”). Lessee agrees that all Rent shall be paid in accordance with Lessor’s or Assignee’s written direction. Time is of the essence with respect to all of Lessee’s obligations under each Lease. If any Rent is not paid by the due date thereof, Lessee shall pay to Lessor, in addition to such past-due Rent, immediately on demand, the Late Charge.

3. CONDITIONS PRECEDENT. Lessor’s obligation to purchase and lease any Equipment under each Lease Schedule is conditioned upon Lessor’s determination that all of the following have been satisfied:

(a) Document Deliveries. Lessor having received the following, in form and substance reasonably satisfactory to Lessor: (1) evidence as to due compliance with the insurance provisions of Section 9 below; (2) if requested, lien searches in the jurisdiction of Lessee’s organization, and wherever else Lessor deems appropriate; (3) UCC’s, Lien waivers and subordinations, real property waivers and all other filings required by Lessor; (4) a certificate of an appropriate officer of Lessee certifying: (A) resolutions duly authorizing the transactions contemplated in the related Lease Documents, and (B) the incumbency and signature of the officers of Lessee authorized to execute the related Lease Documents and such certificate; (5) if requested by Lessor, an opinion of counsel for Lessee as to each of the matters set forth in Section 4(a) through (c) below; (6) the only manually executed original of the Lease Schedule, and counterpart originals executed by Lessee and each Guarantor, as applicable, of all other Lease Documents reasonably required by Lessor in connection with the Lease Schedule; (7) the Supply Contract; (8) if requested by Lessor, good standing certificates from the jurisdiction of Lessee’s organization and the location of the Equipment, copies of the organizational documents of Lessee and each Guarantor and evidence of Lessee’s organizational number; and (9) such other documents, agreements, instruments, certificates, opinions, and assurances, as Lessor reasonably may require.

(b) Representations. All representations and warranties provided by Lessee in favor of Lessor in each of the Lease Documents shall be true and correct on the Acceptance Date set forth in the Lease Schedule (and Lessee’s execution and delivery of the Lease Schedule shall constitute Lessee’s acknowledgment of same).

(c) Defaults; Equipment Acceptance. No Default or Event of Default under the Lease Schedule or any other Lease Documents shall exist. Except to the extent expressly provided otherwise in the Lease Schedule, the Equipment covered by the Lease Schedule shall have been delivered to and accepted by Lessee, as evidenced by the Lease Schedule, and shall be in the condition and repair required by the subject Lease; and on the effective date of such Lease Schedule, Lessor shall have received good and marketable title to the Equipment described therein, free and clear of all Liens.

4. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF LESSEE. Lessee represents, warrants and agrees that, as of the effective date of this Master Lease and of each Lease Schedule:

(a) Organization. Lessee has the form of business organization indicated, and is and will remain duly organized and existing in good standing under the laws of the state specified, under Lessee’s signature hereto and is duly qualified to do business wherever

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necessary to perform its obligations under the Lease Documents, including each jurisdiction in which Equipment is or will be located. Lessee’s exact legal name is as shown in the preamble of this Master Lease; and Lessee’s Federal Employer Identification Number and organizational number are as set forth under Lessee’s signature hereto. Within the previous six (6) years, Lessee has not changed its name, done business under any other name, or merged or been the surviving entity of any merger, except as disclosed to Lessor in writing.

(b) Authorization; Non-Contravention. The Lease Documents and the transactions contemplated thereunder (1) have been duly authorized by all necessary action consistent with Lessee’s form of organization, (2) do not require the approval of, or giving notice to, any governmental authority, (3) do not contravene or constitute a default under any applicable law, Lessee’s organizational documents, or any agreement, indenture, or other instrument to which Lessee is a party or by which it may be bound, and (4) constitute legal, valid and binding obligations of Lessee enforceable against Lessee, in accordance with the terms thereof.

(c) Proceedings. There are no pending actions or proceedings to which Lessee or any Guarantor is a party, and there are no other pending or threatened actions or proceedings of which Lessee has knowledge, before any court, arbitrator or administrative agency, which, either individually or in the aggregate, would have a Material Adverse Effect. Further, neither Lessee nor any Guarantor is in default under any financial or other material agreement that, either individually or in the aggregate, would have the same such effect.

(d) Location. All of the Equipment covered by such Lease Schedule is located (or, if the Equipment is mobile goods, the location of the principal garage or storage site of such Equipment is located) solely in the jurisdiction(s) specified in such Lease Schedule.

(e) Personal Property. Under the applicable laws of each such jurisdiction, such Equipment consists (and shall continue to consist) solely of personal property and not fixtures. Such Equipment is removable from and is not essential to the premises at which it is located.

(f) Financial Condition. The financial statements of Lessee and each Guarantor (copies of which have been furnished to Lessor) have been prepared in accordance with GAAP, and fairly present the financial condition and the results of its operations of such person, respectively, as of the date of and for the period covered by such statements, and since the date of such statements no event or circumstance has occurred or exists that has resulted, or would be reasonably likely to result, in a Material Adverse Effect.

(g) Title to Collateral. Lessee has rights in and/or power to transfer all of the Collateral and the security interest granted to Lessor under Section 12(b) below constitutes a valid, first priority Lien in and to all of the Collateral.

(h) Supply Contract. The Supply Contract represents an arms’ length transaction and the purchase price for the Equipment specified therein is the amount obtainable in an arms’ length transaction between a willing and informed buyer and a willing and informed seller under no compulsion to sell.

5. FURTHER ASSURANCES AND OTHER COVENANTS. Lessee agrees as follows:

(a) Financial Statement Deliveries. Lessee shall with respect to itself and each Guarantor deliver to Lessor, (1) as soon as practicable but in no event later than 90 days after the closing of each fiscal year of such person, complete financial statements of such person, prepared in accordance with GAAP, unqualified and audited by nationally recognized independent certified public accountants, and (2) as soon as practicable but in no event later than 45 days after the close of each fiscal quarter of such person, copies of such person’s quarterly financial report prepared in accordance with GAAP, provided, however, that Lessee shall be deemed to have complied with the foregoing requirements in clauses (1) and (2) with respect to Lessee and/or each Guarantor, as applicable, if such entity files Forms 10-K and 10-Q with the Securities and Exchange Commission that are publicly available within the time frames set forth above, and all such financial statements (or Forms 10-Q and 10-K) shall fairly present the financial condition and the results of operations of the respective person as of the date of and for the period covered by such statements.

(b) Waivers, Releases and Filings. Lessee shall obtain and deliver to Lessor and/or promptly execute or otherwise authenticate any documents, filings, waivers (including any landlord and mortgagee waivers), releases and other records, and will take such further action as Lessor may reasonably request in furtherance of Lessor’s rights under any of the Lease Documents. Lessee irrevocably authorizes Lessor to file UCCs and other similar filings and recordings with respect to the Equipment or any Collateral. Without Lessor’s prior written consent, Lessee agrees not to file any corrective or termination statements or partial releases with respect to any UCCs or other similar filings or recordings filed by Lessor in connection with any Lease.

(c) Notices. Lessee shall provide written notice to Lessor: (1) at least thirty (30) days prior to any change in Lessee’s name or jurisdiction of organization or form of organization; (2) promptly upon the occurrence of any Event of Default or Default; and (3) promptly upon Lessee becoming aware of any alleged violation of applicable law relating to the Equipment or any Lease Document.

(d) Compliance with Laws. Lessee is and will remain in full compliance with all applicable laws, except for such failures to comply do not have a Material Adverse Effect.

6. ACCEPTANCE UNDER LEASE. Except to the extent expressly provided otherwise in the Lease Schedule, (a) upon delivery of Equipment to be covered by a Lease Schedule, Lessee shall inspect and, if conforming to the condition required by the applicable Supply Contract, accept the Equipment and execute and deliver to Lessor the Lease Schedule covering such Equipment, and (b) the Lease Schedule will evidence Lessee’s unconditional and irrevocable acceptance of such Equipment for purposes of the subject Lease. However, if Lessee fails to accept delivery of any item of the Equipment, or accepts such Equipment but fails to satisfy any of the other conditions set forth in Section 3 above, Lessor shall have no obligation to purchase or lease such Equipment. In such event,

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Lessor’s rights shall include the right to demand that Lessee (a) fully assume all obligations as purchaser of such Equipment, with the effect of causing Lessor to be released from any liability relating thereto, (b) immediately remit to Lessor an amount sufficient to reimburse Lessor for all advance payments, costs, taxes or other charges paid or incurred by Lessor with respect to the Equipment (including any of such amounts paid by Lessor under the Supply Contract or as a reimbursement to Lessee), together with interest at the Default Rate accruing from the date or dates such amounts were paid by Lessor until indefeasibly repaid by Lessee in full, and (c) take all other actions necessary to accomplish such assumption.

7. DISCLAIMER; QUIET ENJOYMENT. (a) Disclaimer. THE EQUIPMENT IS LEASED UNDER THE SUBJECT LEASE AS IS, WHERE IS. LESSOR SHALL NOT BE DEEMED TO HAVE MADE, AND HEREBY DISCLAIMS, ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE EQUIPMENT, INCLUDING ANY PART, OR ANY MATTER WHATSOEVER, INCLUDING, AS TO EACH ITEM OF EQUIPMENT, ITS DESIGN, CONDITION, MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, TITLE, ABSENCE OF ANY PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT OR LATENT DEFECT (WHETHER OR NOT DISCOVERABLE BY LESSEE), COMPLIANCE OF SUCH ITEM WITH ANY APPLICABLE LAW, CONFORMITY OF SUCH ITEM TO THE PROVISIONS AND SPECIFICATIONS OF ANY SUPPLY CONTRACT OR TO THE DESCRIPTION SET FORTH IN THE RELATED LEASE SCHEDULE OR ANY OTHER LEASE DOCUMENT, OR ANY INTERFERENCE OR INFRINGEMENT, OR ARISING FROM ANY COURSE OF DEALING OR USAGE OF TRADE, NOR SHALL LESSOR BE LIABLE, FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OR FOR STRICT OR ABSOLUTE LIABILITY IN TORT; AND LESSEE HEREBY WAIVES ANY CLAIMS ARISING OUT OF ANY OF THE FOREGOING. Without limiting the foregoing, Lessor will not be responsible to Lessee or any other person with respect to, and Lessee agrees to bear sole responsibility for, any risk or other matter that is the subject of Lessor’s disclaimer; and Lessor’s agreement to enter into this Master Lease, each Lease Schedule and other Lease Document is in reliance upon the freedom from and complete negation of liability or responsibility for the matters so waived or disclaimed herein or covered by the indemnity in this Master Lease. So long as no Event of Default has occurred, Lessee may exercise Lessor’s rights, if any, under any warranty from any Supplier with respect to Equipment. Lessee’s exercise of such rights shall be at its sole risk, shall not result in any prejudice to Lessor, and may be exercised only during the Lease Term with respect to the subject Equipment.

(b) Quiet Enjoyment. Lessor covenants and agrees that so long as no Event of Default has occurred, Lessor shall not disturb or otherwise interfere with Lessee’s possession of the Equipment. The preceding covenant is in lieu of all warranties by Lessor, whether written, oral or implied, with respect to this Master Lease, any Lease Schedule, the Equipment and any Lease. Any actual or purported breach of this covenant shall not give rise to any Abatement, but Lessee may bring a direct cause of action against Lessor for any actual damages directly resulting from any such breach.

8. USE AND MAINTENANCE. (a) Basic Standards. Lessee shall (1) use the Equipment solely in the continental United States and in the conduct of its business, for the purpose for which the Equipment was designed, in a careful and proper manner, and shall not permanently discontinue use of the Equipment; (2) operate, maintain, service and repair the Equipment, and maintain all records and other materials relating thereto, (A) in accordance and consistent with (i) the Supplier’s recommendations and all maintenance and operating manuals or service agreements, whenever furnished or entered into, including any subsequent amendments or replacements thereof, issued by the Supplier or service provider, (ii) the requirements of all applicable insurance policies, (iii) the Supply Contract, so as to preserve all of Lessee’s and Lessor’s rights thereunder, including all rights to any warranties, indemnities or other rights or remedies, (iv) all applicable laws, and (v) the prudent practice of other similar persons in the same business as Lessee, but in any event, to no lesser standard than that employed by Lessee for comparable equipment owned or leased by it; and (B) without limiting the foregoing, so as to cause all Equipment to be in good repair and operating condition and in at least the same condition as when first delivered to Lessee, except for ordinary wear and tear resulting despite Lessee’s full compliance with the terms of the subject Lease; (3) provide written notice to Lessor not more than thirty (30) days after any change of the location of any Equipment (or the location of the principal garage of any Equipment, to the extent that such Equipment is mobile equipment) as specified in the related Lease Schedule; and (4) not attach or incorporate the Equipment to or in any other property in such a manner that the Equipment may be deemed to have become an accession to or a part of such other property.

(b) Improvements. Except as provided otherwise in this Section 8(b), Lessee shall not make any Improvement to any Equipment unless (1) the Improvement is readily removable without causing material damage to such Equipment and (2) the removal of the Improvement will not cause the value, utility or remaining useful life of such Equipment to materially decline (as compared to such value, utility and remaining useful life immediately prior to the removal of the Improvement). Lessee shall promptly replace any parts of the Equipment that become worn out, lost, destroyed, damaged beyond repair or otherwise unfit for use with Replacement Parts. Further, Lessee, at its own expense, shall promptly make all Required Alterations. Lessee shall cause good and marketable title, which Lessee hereby warrants to Lessor will be free and clear of all Liens to all Non-Severable Improvements, to all Replacement Parts and to all Required Alterations to vest in Lessor immediately upon the same becoming a part of the Equipment, without any further action by Lessor or any other person, and all of the same shall be deemed incorporated in the Equipment for all purposes of the subject Lease. Without in any way limiting the generality of the first sentence of this Section 8(b), all Improvements that are not Non-Severable Improvements, Replacement Parts or Required Alterations shall be removed by Lessee from the Equipment prior to the return of such Equipment under the subject Lease or such Improvements shall also become the sole and

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absolute property of Lessor without any payment by Lessor to Lessee and Lessee warrants good and marketable title to such Improvements shall also be vested in Lessor free and clear of all Liens. Lessee shall repair all damage to any Equipment caused by the removal of any Improvement so as to restore such Equipment to the condition otherwise required under the subject Lease.

(c) Inspections. Upon forty-eight (48) hours’ notice, Lessee shall afford Lessor and/or its designated representatives access to the premises where the Equipment is located for the purpose of inspecting such Equipment and all applicable maintenance or other records relating thereto at any reasonable time during normal business hours; provided, however, if a Default or Event of Default shall exist, no prior notice or other limitation shall apply to Lessor’s inspection rights. Lessee shall, whenever reasonably requested by Lessor, advise Lessor of the exact location of any and all items of Equipment.

9. INSURANCE. During the entire Lease Term with respect to Equipment and until such Equipment is returned to or purchased from Lessor in accordance with this Master Lease and the other Lease Documents, Lessee shall procure and maintain: (a) All-Risk first party property insurance covering the Equipment for any physical loss or damage to the Equipment (or any portion thereof), including loss or damage caused, in whole or in part, by fire, water, wind, collapse, theft, vandalism, malicious mischief, collision and other risks normally included in extended All-Risk property coverage in an amount not less than greater of: (1) the full replacement cost of the Equipment, and (2) the Stipulated Loss Value of the Equipment; (b) general liability insurance written on an “claims made” basis covering all sums Lessee and/or Lessor shall become legally obligated to pay as damages for bodily injury, including bodily injury, sickness, disease or death, or property damage, including loss of use, arising, directly or indirectly, in connection with the Equipment, with a combined single limit of not less than $1,000,000.00 per occurrence, $2,000,000.00 annual aggregate and an excess policy of not less than $2,000,000.00; and (c) any other coverage required pursuant to the terms of the respective Lease Schedule. Any aggregate limits of liability under the policy or policies set forth in (b) and (c) above shall not be less than the required per occurrence limits and shall apply separately to loss arising in connection with the Equipment. Lessee shall be solely liable and responsible for any self insured retention, coinsurance or deductible, each of which shall be in form and amount as is acceptable to Lessor in its reasonable discretion, and shall pay to Lessor an amount equal to the shortfall to the extent Lessor’s recovery is nullified, reduced or effected by the existence of the same. Lessee shall be solely responsible for all premiums, including any retrospective premiums, under all required policies. To the extent Lessee fails to maintain the required coverages, Lessor may procure, but is not required to procure, insurance to cover its interest in the Equipment or liability relating to the Equipment at Lessee’s expense; however, under no circumstances shall such replacement coverages cover or protect Lessee. No action or inaction by Lessor with respect to replacement coverage shall affect Lessor’s obligation’s under this Section 9 or any of the Lease Documents.

The insurance policies required under this Section 9 (including all endorsements) shall: (i) be in a form and amount reasonably satisfactory to Lessor, and written by insurers of recognized reputation and responsibility reasonably satisfactory to Lessor, (ii) with respect to the All-Risk property insurance described in clause (a) of this Section 9, name Lessor as an additional insured and Sole Loss Payee with respect to its interest in the Equipment; (iii) with respect to the liability insurance described in clauses (b) and, if applicable, (c) of this Section 9, name Lessor, and any other party required in the Lease Schedule, as an additional insured, (iv) provide that the insurance provided under the required property and liability policies is primary and noncontributory with respect to any insurance maintained separately by Lessor, (v) require the insurer to provide Lessor at least thirty (30) days’ prior written notice of cancellation, material change, or non-renewal of the required policy; (vi) contain a waiver of subrogation in favor of Lessor; (vii) contain a severability of interests provision; (viii) state that the insurance coverage afforded Lessor shall not be invalidated by any action or inaction of Lessee, including, but not limited to, the breach of any policy warranty, declaration or condition. Lessee agrees that if Lessee shall change insurers at any time during the Lease Term or within three years following the Lease Term, Lessee shall purchase retroactive coverage from the new insurer which shall relate back to the date of this Master Lease. Lessee agrees that it shall obtain and maintain such other coverages, or cause adjustments to be made to the scope, amount or other aspects of the existing coverages, promptly upon Lessor’s request, as and when Lessor reasonably deems such additional coverages or modifications to be appropriate in light of any changes in applicable law, prudent industry practices, Lessee’s anticipated use of the Equipment or other pertinent circumstances. Lessee shall provide evidence reasonably acceptable to Lessor of its compliance with the insurance requirements set forth herein prior to the inception of the Lease Term and not less than one business day prior to the renewal of each required policy.

10. LOSS AND DAMAGE. (a) Risk of Loss. During the entire Lease Term with respect to the Equipment covered by a Lease Schedule and until all of such Equipment is returned to Lessor in accordance with the subject Lease, Lessee shall bear the risk of the occurrence of a Casualty to Equipment and LESSEE SHALL NOT BE RELEASED FROM ITS OBLIGATIONS UNDER THE SUBJECT LEASE IF A CASUALTY OCCURS.

(b) Casualty Notice. Lessee shall provide prompt written notice to Lessor of any Casualty to any Equipment where the repairs or replacement costs are likely to exceed $100,000. Each such notice must be provided together with any damage reports provided to any governmental authority, the insurer or Supplier, and any documents pertaining to the repair of such Casualty, including copies of work orders, and all invoices for related charges.

(c) Casualty Cure. In the event a Casualty occurs with respect to any Equipment, at Lessor’s option, Lessee shall promptly (1) place the Casualty Equipment in the condition and repair required by the subject Lease, (2) replace the Casualty Equipment with Replacement Parts in accordance with Section 8(b) above, whereupon such Replacement Parts shall be deemed to be Equipment for

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all purposes of the subject Lease, or (3) if Lessor determines the Casualty constitutes a Total Loss, on the Loss Payment Date, pay to Lessor (A) the Basic Rent (or Renewal Rent, if the Total Loss occurs during a Renewal Term) due on the Loss Payment Date, plus (B) the Stipulated Loss Value of the Casualty Equipment as of the Loss Payment Date, plus (C) all Other Payments then due. Upon (i) Lessee’s full satisfaction of its obligations under clause (2) of the preceding sentence or (ii) full and indefeasible payment to Lessor of the sum described in clause (3) of the preceding sentence, as applicable, (x) Lessee’s obligation to pay future Basic Rent (or Renewal Rent, as applicable) shall terminate solely with respect to the Casualty Equipment so paid for, but Lessee shall remain liable for, and pay, all Other Payments, if any, whenever arising connected with the Casualty Equipment and all Rent related to the remainder of the Equipment as and when due, and (y) Lessor, without further action, shall be deemed to have conveyed to Lessee all of Lessor’s right, title and interest in the Casualty Equipment AS IS, WHERE IS, but subject to the requirements of any third party insurance carrier in order to settle an insurance claim.

(d) No Lessor Duty. Lessor shall be under no duty to Lessee to pursue any claim against any person in connection with a Total Loss or other Casualty to any Equipment.

(e) Insurance Proceeds Credit. If Lessor receives a payment under an insurance policy required under any Lease Document in connection with any Total Loss or other Casualty to Equipment, and such payment is both unconditional and indefeasible, then provided Lessee shall have complied with the applicable provisions of this Section 10, Lessor shall either (1) if received pursuant to a Total Loss, remit such proceeds to Lessee up to an amount equal to the amount paid by Lessee to Lessor as the Stipulated Loss Value of the Casualty Equipment, or credit such proceeds against any amounts owed by Lessee pursuant to Section 10(c)(3), or (2) if received with respect to repairs or replacements made pursuant to Section 10(c)(1) or (2), remit such proceeds to Lessee up to an amount equal to the out-of-pocket costs of repair or replacement actually incurred by Lessee, as established to Lessor’s reasonable satisfaction. Lessor shall remit to Lessee the balance of any insurance proceeds under this section 10(e) in excess of the Stipulated Loss Value of the Casualty Equipment.

11. REDELIVERY. (a) Return Election. If applicable per the terms of the Lease Documents, not less than ninety (90) days and not more than one hundred eighty (180) days prior to the expiration of the Lease Term with respect to Equipment, Lessee shall provide written notice to Lessor of Lessee’s intent to return such Equipment to Lessor upon the expiration of such Lease Term. IF LESSEE FAILS TO PROVIDE THE FOREGOING NOTICE IN A TIMELY MANNER, THE LEASE TERM WITH RESPECT TO SUCH EQUIPMENT AUTOMATICALLY SHALL BE DEEMED TO HAVE BEEN EXTENDED, WHICH EXTENSION SHALL CONTINUE UNTIL NINETY (90) DAYS AFTER THE DATE ON WHICH LESSEE PROVIDES THE REQUIRED NOTICE, DURING WHICH EXTENSION PERIOD LESSEE SHALL CONTINUE TO PAY TO LESSOR PER DIEM RENT AT THE LAST PREVAILING BASIC OR RENEWAL RENT (AS APPLICABLE) UNDER THE APPLICABLE LEASE SCHEDULE; provided, however that Lessor may elect to terminate such extension at any time upon ten (10) days written notice to Lessee. During such extension period, the terms and conditions of the subject Lease shall continue to apply; provided, however, that, for the avoidance of doubt, during such extended period of the Lease Term, the Stipulated Loss Value of such Equipment shall be deemed to be equal to the Stipulated Loss Value of the Equipment determined as of the last Payment Date during the applicable Lease Term (not taking into consideration the extension described in this Section), and the applicable percentage factor shall be the last percentage factor set forth in the Lease Schedule covering such Equipment.

(b) Return Conditions. If applicable per the terms of the Lease Documents, upon the expiration or earlier cancellation or termination of the Lease Term with respect to Equipment, Lessee shall (1) return such Equipment to Lessor or Lessor’s designee free and clear of all Liens whatsoever, to such place(s) within the continental United States as Lessor shall designate, (2) provide, at Lessee’s expense, transit insurance for the redelivery period in an amount equal to the replacement value of such Equipment and Lessor shall be named as the loss payee on all such policies of insurance, (3) cause: (A) the Supplier’s representative or other qualified person acceptable to Lessor to de-install such Equipment in accordance with the Supplier’s specifications (as applicable) and pack such Equipment properly and in accordance with the Supplier’s recommendations (as applicable); and (B) such Equipment to be transported in a manner consistent with the Supplier’s recommendations and practices (as applicable); and (C) such Equipment to be in the same condition as when delivered to Lessee under the related Lease Schedule, ordinary wear and tear excepted and otherwise in the condition (and to comply with) the terms of the subject Lease. Lessee shall be responsible for the cost of all repairs, alterations, inspections, appraisals, storage charges, insurance costs, demonstration costs and other related costs necessary to cause such Equipment to be in full compliance with the terms of the subject Lease.

(c) Delivery of Records. If requested by Lessor, Lessee shall also promptly deliver to Lessor all Records related to such Equipment. All manuals or other documents delivered to Lessor that are subject to periodic revision shall be fully up-to-date and current to the latest revision standard of any particular manual or document. In the event any such Records are missing or incomplete, Lessor shall have the right to cause the same to be reconstructed at Lessee’s expense.

(d) Rent Accrual. In addition to Lessor’s other rights and remedies hereunder, if such Equipment and the related Records are not returned in a timely fashion, or if repairs are necessary to place any Equipment in the condition required in this Section, Lessee shall (1) continue to pay to Lessor per diem Rent at the last prevailing Basic Rent or the Renewal Rent (as applicable) under the applicable Lease Schedule for the period of delay in redelivery, and/or for the period of time reasonably necessary to accomplish such repairs, and (2) pay to Lessor an amount equal to the aggregate cost of any such repairs, plus interest thereon at the Default Rate. Lessor’s acceptance of such Rent on account of such delay and/or repair does not constitute an extension or renewal of the Lease Term with respect to such Equipment or a waiver of Lessor’s right to prompt return of the Equipment in proper condition. Such amount shall be payable upon the earlier of Lessor’s demand or the return of such Equipment in accordance with the subject Lease.

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(e) Specific Performance. Without limiting any other terms or conditions of this Master Lease, the provisions of this Section are of the essence of each Lease, and upon application to any court of equity having jurisdiction, Lessor shall be entitled to a decree against Lessee requiring Lessee’s specific performance of its agreements in this Section.

12. TITLE; GRANTING CLAUSE. (a) Parties’ Intent. Lessee and Lessor intend that, except to the extent expressly provided otherwise in the Lease Documents: (1) each Lease constitutes a true “lease” and a “finance lease” as such terms are defined in Article 2A of the UCC and not a sale or retention of a security interest; and (2) Lessor is and shall remain the owner of each item of Equipment (unless sold by Lessor pursuant to any Lease Document), and Lessee shall not acquire any right, title or interest in or to such Equipment except the right to possess and use it in accordance with the terms of the related Lease.

(b) Collateral Grant. To secure the prompt payment and performance when due of all of Lessee’s obligations under a subject Lease, including its obligation to pay Rent when due, Lessee hereby collaterally assigns, grants, and conveys to Lessor, a first priority security interest in and Lien on all of Lessee’s right, title and interest in and to all of the Collateral related to the subject Lease.

(c) Secured Party Remedies. If contrary to the parties’ intentions a court determines that any Lease is not a “true lease,” Lessee agrees that: (1) with respect to the Equipment covered by such Lease, in addition to all of the other rights and remedies available to Lessor under the subject Lease upon the occurrence of an Event of Default, Lessor shall have all of the rights and remedies of a first priority secured party under the UCC; and (2) any obligation to pay Interim Rent, Basic Rent, Renewal Rent or any Other Payment, to the extent constituting the payment of interest, shall be at an interest rate that is equal to the lesser of the maximum lawful rate permitted by applicable law or the effective interest rate used by Lessor in calculating such amounts.

13. GENERAL INDEMNITY. Lessee shall indemnify, defend and keep harmless Lessor and each Assignee, and their respective affiliates, and each of the directors, officers, employees and agents of the foregoing (each, an “Indemnitee”), from and against any and all Claims, by paying, on a net after-tax basis, or otherwise discharging such Claims, when and as such Claims shall become due; provided, however, that, notwithstanding the foregoing, Lessee shall have no obligation hereunder to indemnify, defend or keep harmless any Indemnitee for any Claim to the extent the Claim directly and proximately results from the actual, but not imputed, gross negligence or willful misconduct of such Indemnitee. If any Claim is made against Lessee or an Indemnitee, the party receiving notice of such Claim shall promptly notify the other, but the failure of the party receiving notice to so notify the other shall not relieve Lessee of any obligation hereunder.

14. FEES AND TAXES. Lessee agrees to:

(a) Filings, Payments. (1) (A) Promptly notify Lessor and provide it with all information required in order for Lessor to timely file all declarations, returns, inventories, or other documentation with respect to any personal property taxes (or any other taxes in the nature of or imposed in lieu of property taxes) due or to become due with respect to Equipment, or, (B) if requested by Lessor in writing and permitted by applicable law, timely file in Lessee’s own name or on Lessor’s behalf, directly with all appropriate taxing authorities all such declarations, returns, inventories and other documentation and concurrently provide to Lessor copies of all such filings, and (2) (A) pay to Lessor, immediately upon receipt of invoice, an amount equal to all such taxes assessed, billed or otherwise payable with respect to the Equipment, or, (B) if requested by Lessor in writing and permitted by applicable law, pay on or before the date when due all such taxes assessed, billed or otherwise payable with respect to the Equipment directly to the appropriate taxing authorities and concurrently provide to Lessor evidence of such payment;

(b) Indemnity for Non-income Taxes. (1) Pay when due as requested by Lessor, and (2) defend and indemnify Lessor on a net after-tax basis against liability for all license and/or registration fees, assessments, and sales, use, property, excise, privilege, franchise, value added and other taxes or other charges or fees, including any electronic waste or recycling taxes, fees or other charges, now or hereafter imposed by a governmental authority with respect to any Equipment or with respect to the manufacture, shipment, purchase, ownership, delivery, installation, leasing, operation, possession, use, return, or other disposition thereof or the Rent under any Lease (other than taxes on or measured solely by the net income of Lessor); and

(c) Indemnity for Penalties and Similar Charges. Indemnify Lessor against any penalties, charges, interest or costs imposed with respect to any items referred to in clauses (a) and (b) above (each of the items referred to in clauses (a), (b), and (c) of this sentence is referred to herein as an “Imposition”). Any Imposition that is not paid when due and which is paid by Lessor shall, at Lessor’s option, become immediately due from Lessee to Lessor and, until paid, shall accrue interest at the Default Rate.

15. INCOME TAX INDEMNITY. (a) Representations. Lessee represents and warrants that: (1) it believes that it is reasonable to estimate that the useful life of the Equipment covered by a Lease Schedule exceeds the Lease Term for such Equipment plus all Renewal Terms for which the Renewal Rent is fixed in the Lease Schedule by the greater of one year or 20% of such estimated useful life, and that said Equipment will have a value at the end of the Lease Term, including any Renewal Terms for which the Renewal Rent is fixed in the Lease Schedule, of at least 20% of the Acquisition Cost of the Equipment, without including in such value any increase or decrease for inflation or deflation during the Lease Term; and (2) all of the Equipment is, and will be used by Lessee so as to remain, property eligible for the MACRS Deductions.

(b) Indemnity. If (1) Lessor in computing its taxable income or liability for tax, shall lose, or shall not have, or shall lose the right to claim or there shall be disallowed or recaptured for Federal and/or state income tax purposes, in whole or in part, the benefit of MACRS Deductions, or (2) Lessor shall become liable for additional tax as a result of Lessee having added an attachment or made an

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alteration to the Equipment, including any such attachment or alteration which would increase the productivity or capability of the Equipment so as to violate the provisions of Rev. Proc. 2001-28, 2001-1 C.B. 1156 (as it may hereafter be modified or superseded) (each case described in clauses (1) and (2), a “Loss”), then Lessee shall pay Lessor the Tax Indemnification Payment as additional Rent and Lessor shall revise the Lease Schedule (and any other Lease Documents, as appropriate) to reflect the Loss. As used in this Section 15, “Lessor” shall be deemed to include the consolidated Federal taxpayer group of which Lessor is a member.

(c) Date of Loss. Lessee shall pay to Lessor the Tax Indemnification Payment within thirty (30) days following Lessor’s notice to Lessee of the occurrence of a Loss. For these purposes, a Loss shall occur upon the earliest of: (1) the happening of any event (such as disposition or change in use of any item of the Equipment) that will cause such Loss, (2) the payment by Lessor to the Internal Revenue Service or state taxing authority of the tax increase (including an increase in estimated taxes) resulting from such Loss; (3) the date on which the Loss is realized by Lessor; or (4) the adjustment of the tax return of Lessor to reflect such Loss.

16. DEFAULT. Each of the following events or occurrences shall constitute an “Event of Default” under the respective Lease:

(a) Rental Failure. Lessee shall fail to pay any Rent under the Lease when due and payable and such failure continues for a period of 10 calendar days;

(b) Insurance Failure. Lessee shall fail to obtain, maintain and comply with all of the insurance coverages required under such Lease;

(c) Unpermitted Liens, Assignments, Subleases. Lessee shall make or permit any Lien against, or assignment, sublease or other transfer of, such Lease, the related Lease Documents, the related Equipment or any interest in any of the foregoing;

(d) Other Indebtedness Defaults. With respect to Lessee and each Guarantor, any default or an event of default (however defined) shall have occurred under (1) any loan or lease from, or guaranty or other financing obligation to, Lessor or any of its affiliates, or (2) any other loan or lease, in each case under this clause (2), in excess of $500,000.00, from, or guaranty or other financing obligation to, any person not affiliated with Lessor, and in each such case the applicable grace period for curing such default or event of default shall have expired;

(e) Misrepresentations. Any representation or warranty of Lessee or any Guarantor made in any Lease Document related to such Lease or any other writing or certificate furnished by or on behalf of Lessee pursuant to any such Lease Document is or shall be incorrect or incomplete when made in any material respect;

(f) Insolvency. The commencement of any bankruptcy, insolvency, receivership or similar proceeding by or against Lessee or any Guarantor or any of its or their properties or business (unless, if involuntary, the proceeding is dismissed within sixty (60) days of the filing thereof) or the rejection of the Lease or any related Lease Document in any such proceeding;

(g) Repudiation of Guaranty. Any Guarantor fails to perform or repudiates any of its obligations under any guaranty of the obligations of Lessee under such Lease;

(h) Ineffectiveness of Lease Documents. (1) Any Lease Document related to the Lease or any Lien granted thereunder shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of Lessee, or (2) Lessee, Guarantor or any other party thereto (other than Lessor) shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any such Lease Document or any Lien granted thereunder, or (3) any Lien securing (or required to secure) any of Lessee’s obligations under the Lease shall, in whole or in part, cease or fail to be a first priority perfected Lien;

(i) [INTENTIONALLY OMITTED];

j) Merger. Lessee or any Guarantor shall enter into any transaction of merger or consolidation unless prior to the consummation of such transaction, (1) Lessee obtains from Lessor written confirmation that Lessor, after giving effect to the transaction, is satisfied as to the surviving entities’ creditworthiness and conformance to the other criteria then used by Lessor when approving similar transactions, and (2) the surviving entity (A) is organized and existing under the laws of the United States or any state thereof, and (B) if Lessee shall not be the entity surviving such transaction, the surviving entity executes and delivers to Lessor (i) an agreement satisfactory to Lessor pursuant to which such entity assumes and agrees to be fully liable for all of Lessee’s obligations under the Lease, and (ii) any and all other documents, agreements, instruments, certificates, opinions and filings reasonably requested by Lessor), provided Lessee may at any time merge with a subsidiary if it is the surviving entity;

(k) Dissolution. Lessee or any Guarantor (1) ceases to do business as a going concern, liquidates, dissolves or otherwise terminates its existence or (2) sells, transfers or otherwise disposes of all or substantially all of its assets or property;

(l) Breach of Other Covenants. Lessee fails to perform or observe any other covenant, condition or agreement to be performed or observed by it under any Lease Document related to the Lease that is not otherwise addressed in this Section 16, and such failure continues unremedied for a period of 30 days after Lessee first becomes aware of such failure (but such cure period shall not be applicable unless the breach is curable by practical means within the cure period); and

(m) [INTENTIONALLY OMITTED]

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17. REMEDIES. (a) Non-Exclusive Remedies. If an Event of Default occurs with respect to any Lease, Lessor (or Assignee, if applicable) may (in its sole discretion) exercise any one or more of the following remedies with respect to such Lease and any or all Lease Schedules, other Lease Documents and Equipment related thereto: (1) proceed at law or in equity, to enforce specifically Lessee’s performance or to recover damages; (2) declare the Lease in default, and cancel any or all related Lease Schedules or otherwise terminate Lessee’s right to possess and use the related Equipment and Lessee’s other rights, but not its obligations, connected therewith and Lessee shall immediately assemble, make available and, if Lessor requests, return the Equipment, or so much thereof as is requested by Lessor, to Lessor in accordance with the terms of the related Lease Documents; (3) enter any premises where any item of such Equipment is located and take immediate possession of and remove (or disable in place) such item (and/or any unattached parts) by self-help, summary proceedings or otherwise, all without liability; (4) use Lessee’s premises for a period not to exceed 180 days for storage of, and to show for sale or re-lease, such Equipment without charge therefor or liability in connection therewith; (5) sell, re-lease or otherwise dispose of any or all of the Equipment, whether or not in Lessor’s possession, at public or private sale, with or without notice to Lessee, and apply or retain the net proceeds of such disposition, with Lessee remaining liable for any deficiency and with any excess being retained by Lessor; (6) enforce any or all of the preceding remedies with respect to any related Collateral, and apply any deposit or other cash collateral, or any proceeds of any such Collateral, at any time to reduce any amounts due Lessor; (7) demand and recover from Lessee (A) all accrued and unpaid Rent as of the date of the Event of Default, plus (B) as liquidated damages for loss of a bargain and not as a penalty, and in lieu of any further payments of Basic Rent or Renewal Rent (as applicable), the Stipulated Loss Value of the Equipment as of the date of the Event of Default (as if all of the Equipment constituted Casualty Equipment on such date and, subject to the following proviso, such date constituted the Loss Payment Date in connection therewith, provided, however, that if the Event of Default does not occur on a Payment Date, the Stipulated Loss Value of the Equipment shall be pro rated on a per diem basis between the Stipulated Loss Value of the Equipment as of the two Payment Dates closest in time to the date of the Event of Default if the Event of Default does not occur on a Payment Date), plus (C) all Enforcement Costs incurred by or on behalf of Lessor, if any, plus (D) interest at the Default Rate on the total of the foregoing for the period from the date of the Event of Default until fully and indefeasibly paid to Lessor (collectively, “Liquidated Damages”); and (8) exercise any and all other remedies allowed by applicable law, including the UCC.

(b) Title Transfer to Lessee. If Lessor demands Liquidated Damages from Lessee, upon full and indefeasible payment thereof to Lessor, all of Lessor’s right, title and interest in and to the subject Equipment shall, without further action, be deemed to have been conveyed to Lessee on an AS IS, WHERE IS basis, and Lessee thereafter shall be liable as the owner of such Equipment for any costs of dismantling and removing the Equipment and any claims, including under applicable environmental laws, with respect to the Equipment. Further, if any Lease Schedule is cancelled or otherwise terminated upon the occurrence of an Event of Default, Lessor, in its sole discretion based on then existing circumstances, may elect to abandon all or any of the related Equipment in place whereupon all of Lessor’s right, title and interest in and to such Equipment shall, without further action, be deemed to have been conveyed to Lessee on an AS IS, WHERE IS basis, and Lessee thereafter shall be liable as the owner of the Equipment for any costs of dismantling and removing the Equipment and any claims, including under applicable environmental laws, with respect to the Equipment.

(c) Enforcement Costs. If an Event of Default occurs with respect to a Lease, Lessee shall also be liable to Lessor for all Enforcement Costs.

(d) Cumulative Remedies. No right or remedy is exclusive and each may be used successively and cumulatively. Any failure to exercise the rights granted hereunder upon any Default or Event of Default shall not constitute a waiver of any such right. The execution of a Lease Schedule or any other Lease Document shall not constitute a waiver by Lessor of any pre-existing Default or Event of Default. A cancellation or termination of any Lease or any Lease Schedule shall occur only upon written notice by Lessor to Lessee. Interest at the Default Rate shall accrue on all amounts payable under this Section for as long as such amounts remain outstanding, and shall be paid by Lessee upon demand. With respect to any disposition of any Equipment or Collateral pursuant to this Section, (1) Lessor shall have no obligation, subject to the requirements of commercial reasonableness, to clean-up or otherwise prepare the same for disposition, (2) Lessor may comply with any applicable law in connection with any such disposition, and any actions taken in connection therewith shall not be deemed to have adversely affected the commercial reasonableness of any disposition thereof, (3) Lessor may disclaim any title or other warranties in connection with any such disposition, and (4) Lessee shall remain responsible for any deficiency remaining after Lessor’s exercise of its remedies and application of any funds or credits against Lessee’s obligations under any Lease, and Lessor shall retain any excess after such application.

18. ASSIGNMENT. (a) Lessee. LESSEE SHALL NOT ASSIGN, DELEGATE, TRANSFER OR ENCUMBER ANY OF ITS RIGHTS OR OBLIGATIONS HEREUNDER OR UNDER ANY LEASE OR ANY LEASE SCHEDULE OR OTHER LEASE DOCUMENT, OR ITS INTEREST IN ANY EQUIPMENT OR ANY COLLATERAL, SUBLET ANY EQUIPMENT OR OTHERWISE PERMIT THE EQUIPMENT TO BE OPERATED OR USED BY, OR TO COME INTO OR REMAIN IN THE POSSESSION OF, ANYONE BUT LESSEE. Without limiting the foregoing, (1) Lessee may not attempt to dispose of any of the Equipment, and (2) Lessee shall (A) maintain the Equipment free from all Liens, (B) notify Lessor immediately upon receipt of notice of any Lien affecting the Equipment, and (C) defend Lessor’s title to the Equipment. No disposition referred to in this Section shall relieve Lessee of its obligations, and Lessee shall remain primarily liable under each Lease, each Lease Schedule and all of the other Lease Documents.

Master Lease Agreement (RI) Rvsd 02/09

(b) Lessor. Lessor may at any time with or without notice to Lessee grant a security interest in, sell, assign, delegate or otherwise transfer (any of the foregoing, an “Assignment”) all or any part of its interest in the Equipment, any Lease or any Lease Schedule and any related Lease Documents or any Rent thereunder, or the right to enter into any Lease Schedule, and Lessee shall perform all of its obligations thereunder, to the extent so transferred, for the benefit of the Assignee. Lessee agrees not to assert against any Assignee any Abatement (without limiting the provisions of Section 2) or Claim that Lessee may have against Lessor, and Assignee shall not be bound by, or otherwise required to perform any of Lessor’s obligations, unless expressly assumed by such Assignee. Lessor shall be relieved of any such assumed obligations. If so directed in writing, Lessee shall pay all Rent and all other sums that become due under an assigned Lease, Lease Schedule and/or other Lease Document, directly to the Assignee or any other party designated in writing by Lessor or such Assignee. Lessee acknowledges that Lessor’s right to enter into an Assignment is essential to Lessor and, accordingly, waives any restrictions under applicable law, if any, with respect to an Assignment and any related remedies. Upon the request of Lessor or any Assignee, Lessee also agrees (1) to promptly execute and deliver to Lessor or to such Assignee an acknowledgment of the Assignment in form and substance satisfactory to the requesting party, an insurance certificate and such other documents and assurances reasonably requested by Lessor or Assignee, and (2) to comply with all other reasonable requirements of any such Assignee in connection with any such Assignment.

(c) Subject always to the foregoing, this Master Lease and each Lease Schedule and other Lease Document shall inure to the benefit of, and are binding upon, Lessee’s and Lessor’s respective successors and assigns.

19. [INTENTIONALLY OMITTED]

20. MISCELLANEOUS. (a) Integration: Amendments. This Master Lease, each Lease Schedule, and all other Lease Documents constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and shall not be amended or modified in any manner except by a document in writing executed by the parties to the primary Lease Document.

(b) Unenforceable Provisions. Any provision of this Master Lease or any other Lease Document that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(c) Survival. The representations, warranties and agreements of Lessee under the Lease Documents shall be deemed to be continuing and to survive the execution and delivery of this Master Lease, each Lease Schedule and each other Lease Document. With respect to each Lease Schedule, the obligations of Lessee under Sections 13, 14 and 15 hereof, together with any of Lessee’s obligations under the other provisions of this Master Lease (as incorporated therein) which have accrued but not been fully satisfied, performed or complied with prior to the expiration or earlier cancellation or termination of such Lease Schedule, shall survive the expiration or earlier cancellation or termination thereof.

(d) Expenses: Substitute Performance. All of Lessee’s obligations hereunder and under each Lease shall be performed at Lessee’s sole expense. Lessee shall reimburse Lessor promptly upon demand for all expenses incurred by Lessor in connection with the administration and enforcement of each Lease and the related Lease Documents including (1) any action taken by Lessor at Lessee’s request, or in connection with any option exercised by Lessee under the Lease Documents, (2) the filing of UCCs, recording of documents and instruments in real property records and other filings and recordings in connection with Lessor’s rights and interests in and to Equipment and Collateral, (3) any Enforcement Costs not recovered pursuant to Section 17, (4) all inspections, and (5) all lien search reports (and copies of filings) requested by Lessor. If Lessee fails to perform any of its obligations under any Lease Document, Lessor shall have the right, but shall not be obligated, to effect such performance, and Lessee shall reimburse Lessor, upon demand, for all expenses incurred by Lessor in connection with such performance. Lessor’s effecting such compliance shall not be a waiver of Lessee’s breach. All amounts payable under this Section, if not paid when due, shall be paid to Lessor together with interest thereon at the Default Rate. In addition to the foregoing, each time Lessee and Lessor enter into a Lease Schedule, Lessee shall pay to Lessor a fee (in each case, the “Documentation Fee” in the amount of (i) $500 if the Acquisition Cost for the Equipment covered by the Lease Schedule is $2,500,000 or more or (ii) $250 if the Acquisition Cost for the Equipment covered by the Lease Schedule is less than $2,500,000; provided that in the case of a Lease Schedule that is designated a “Lease Schedule (Lease Line)”, the above-referenced fees will be imposed based on the amount of each Leasing Record.

(e) Power of Attorney. Lessee irrevocably appoints Lessor as Lessee’s attorney-in-fact (which power shall be deemed coupled with an interest) to execute, endorse and deliver any documents and checks or drafts relating to or received in payment for any loss or damage under the policies of insurance required by the Lease Documents, but only to the extent that the same relates to the subject Equipment.

(f) Jury Trial Waiver. LESSOR AND LESSEE HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH LESSEE AND/OR LESSOR MAY BE PARTIES ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS MASTER LEASE, ANY LEASE SCHEDULE, ANY OTHER LEASE DOCUMENTS, ANY LEASE OR ANY EQUIPMENT.

(g) Notices. All notices (excluding billings and communications in the ordinary course of business) hereunder shall be in writing, personally delivered, delivered by overnight courier service, sent by facsimile transmission (with confirmation of receipt), or sent by certified mail, return receipt requested, addressed to the party to which it is directed at its respective address stated below the

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signature of such party or at such other address as such party shall from time to time designate in writing to the other party; and shall be effective from the date of receipt.

(h) Governing Law; Jurisdiction. No Lease Schedule shall be effective unless and until accepted by execution by an officer of Lessor at the address set forth below the signature of Lessor hereto. THIS MASTER LEASE AND ALL OF THE OTHER LEASE DOCUMENTS, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE EQUIPMENT. The parties agree that any action or proceeding arising out of or relating to each Lease may be commenced in any state or Federal court located in Cook County, Illinois, and agree that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at the mailing address below Lessee’s signature, or as it may provide in writing from time to time, or as otherwise provided under the laws of the State of Illinois.

(i) Counterpart Originals. This Master Lease and all of the other Lease Documents may be executed in counterparts. Photocopies or facsimile transmissions of signatures shall be deemed original signatures and shall be fully binding on the parties to the same extent as original signatures. The transfer or possession of the “Original” of this Master Lease shall be irrelevant to the full or collateral assignment of, or grant of security interest in, any Lease or any Lease Schedule; provided, however, no security interest in any Lease Schedule may be created through the transfer, possession or control, as applicable, of any counterpart of such Lease Schedule other than the original thereof, which shall be identified as the document or record (as applicable) marked “Original” and all other counterparts shall be marked “Duplicate.”

[REMAINDER OF PAGE INTENTIONALLY BLANK; EXECUTION PAGE FOLLOWS.]

Master Lease Agreement (RI) Rvsd 02/09

The parties hereto have caused this Master Lease Agreement to be duly executed as of the day and year first above set forth.

LESSOR:		LESSEE:

RBS ASSET FINANCE, INC.		CYBEX INTERNATIONAL, INC.

By:	/s/ Linda Simeone	By:	/s/ Arthur W. Hicks, Jr.

Name:	Linda Simeone	Name:	Arthur W. Hicks, Jr.

Title:	Vice President	Title:	President

	Address: 480 Jefferson Blvd		Address: 10 Trotter Drive
	Warwick, RI 02886		Medway, MA 02053
Attention: Client Services

	Facsimile: (401) 459-3171		Facsimile:

Form of Organization: Corporation
Jurisdiction of Organization: NY
Organizational No. n/a
Federal Employer Identification No. 11-1731581

[EXECUTION PAGE OF MASTER LEASE AGREEMENT]

Master Lease Agreement (RI) Rvsd 02/09

Annex A

to

Master Lease Agreement

Definitions and Rules of Construction

1. DEFINITIONS. Unless expressly provided otherwise in any Lease Document, the following terms shall have the meaning ascribed thereto as follows when used in each of the Lease Documents (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Abatement” is defined in Section 2 of this Master Lease.

“Acceptance Date” is defined in each respective Lease Schedule.

“Acquisition Cost” means, with respect to Equipment covered by a Lease Schedule, the amount defined as such in the Lease Schedule.

“Addendum” means an amendment, modification or other supplement to this Master Lease from time to time executed and delivered by Lessee and Lessor.

“Applicable Rate” means, with respect to each Payment Period, either (i) LIBOR plus the Margin, or (ii) the Base Rate plus the Margin, whichever is applicable in accordance with the terms of the respective Lease.

“Assignee” means the beneficiary of any Assignment, together with its successors and assigns.

“Assignment” is defined in Section 18(b) of this Master Lease.

“Base Term” is defined in each respective Lease Schedule.

“Base Rate” means, for any day, a rate per annum equal to the greater of (a) the prime or base rate of interest announced from time to time by RBS Citizens, N.A. (or such other reference bank as Lessor may select), which rate of interest may not, in any event, be the lowest rate of interest charged by such bank for extensions of credit, and (b) the federal funds target rate announced from time to time by the Federal Open Market Committee of the Federal Reserve System plus three percent (3%). The Base Rate shall change, automatically and without notice, upon each date that such prime, or base rate of interest or federal funds target rate changes.

“Basic Rent” means the scheduled rental installments for Equipment that are due for the Base Term of the related Lease Schedule.

“Casualty” means any loss, theft, confiscation, taking, unavailability, damage or total or partial destruction of Equipment.

“Casualty Equipment” means any Equipment that suffers a Casualty.

“Claim” means all claims, losses, liabilities (including negligence, tort and strict liability), damages, demands, judgments, settlements, suits, and all legal proceedings and any and all costs and expenses in connection therewith (including attorneys’ fees and expenses) that in any way relate to or arise out of any Lease, this Master Lease, any Lease Document, the transactions contemplated thereby or any of the Equipment, including (a) the selection, manufacture, condition, purchase, financing, acceptance or rejection of Equipment, (b) the ownership of Equipment, (c) the delivery, nondelivery, installation, lease, possession, maintenance, use, condition, repair, return, operation or disposition of any of the Equipment, (d) any patent, copyright or trademark infringement, (e) any claim, loss, cost or expense involving alleged damage to the environment relating to the Equipment, including investigation, removal, cleanup and remedial costs, (f) any personal injury, wrongful death or property damage arising under any statutory or common law or tort law theory whatsoever, (g) any administrative process or proceeding or judicial or other similar proceeding (including any alternative dispute resolution process and any bankruptcy proceeding) in any way connected with any matter addressed in any of the Lease Documents and (h) any latent or other defects in any of the Equipment whether or not discoverable by Lessor.

“Collateral” means, with respect to each Lease, all of the following (whether now or hereafter created or existing and including any other collateral described in the Lease): (a) the Equipment covered by such Lease (including all inventory, fixtures or other property comprising the Equipment), together with all related software (embedded therein or otherwise) and all additions, attachments, accessories and accessions thereto whether or not furnished by the Supplier; (b) all subleases, chattel paper, accounts, security deposits, and general intangibles relating to any of that Equipment, and any and all substitutions, replacements or exchanges for any

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item of such Equipment or other collateral described in the Lease; and (c) any and all insurance and/or other proceeds of the Equipment and/or other collateral described in the Lease.

“Commitment” is defined in Section 1 of this Master Lease.

“Default” means any event which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

“Default Rate” means interest at a rate equal to the lesser of (a) LIBOR plus 5% per annum and (b) the highest rate permitted by applicable law under the circumstances.

“Enforcement Costs” means all reasonable legal fees (including for instituting, prosecuting or defending litigation and/or alternative dispute resolution proceedings) and other enforcement costs and expenses incurred by reason of any Default or Event of Default or the exercise of Lessor’s rights or remedies, including all expenses incurred in connection with the return or other recovery of any Equipment in accordance with the terms of the subject Lease or in placing Equipment in the condition required thereby, or the sale, re-lease or other disposition of Equipment (including but not limited to costs of transportation, possession, storage, insurance, taxes, lien removal, repair, refurbishing, advertising and brokers’ fees), and all other pre-judgment and post-judgment enforcement related actions taken by Lessor or any actions taken by Lessor in any bankruptcy case involving Lessee, any Guarantor, the Equipment, or any other person.

“Equipment” means the equipment and other property described in each Lease Schedule.

“Event of Default” is defined in Section 16 of this Master Lease.

“Fixed Rent” is defined in each applicable Lease Schedule.

“GAAP” means generally accepted accounting principles consistently applied with past periods.

“Guarantor” means any person, if any, providing a guarantee of obligations of Lessee under any Lease Document.

“Imposition” is defined in Section 14(c) of this Master Lease.

“Improvement” means any addition, alteration, modification or improvement to Equipment.

“Indemnitee” is defined in Section 13 of this Master Lease.

“Interim Rent” means the rental installments for Equipment that are due for the period from the Acceptance Date to the Lease Term Commencement Date for the Equipment.

“Interim Term” is defined in each respective Lease Schedule.

“Late Charge” means an amount equal to five percent 5% of the unpaid Rent.

“Lease” means each separate, integrated leasing agreement formed under the Lease Documents.

“Lease Balance” shall mean, as of any date of determination, the excess of (a) the Acquisition Cost for all of the Equipment subject to the Lease Schedule, over (b) the sum of all Fixed Rent actually received by Lessor prior to the date of such determination, including as a result of payments of Basic Rent as scheduled under the Lease, payment of the Stipulated Loss Value of Casualty Equipment following a Total Loss of such Equipment.

“Lease Documents” means this Master Lease, each Lease Schedule, each Commitment (if any) and all other agreements, documents, certificates, authorizations and instruments executed in connection with this Master Lease and/or any one or more Lease Schedules.

“Lease Schedule” means each Lease Schedule executed pursuant to this Master Lease and incorporating by reference the terms and conditions of this Master Lease.

“Lease Term” means the term of lease with respect to each respective item of Equipment pursuant to the provisions of the related Lease Schedule, which shall commence, in each case, on the Acceptance Date specified in the related Lease Schedule and continue for the period described in that Lease Schedule.

“Lease Term Commencement Date” is defined in each respective Lease Schedule.

Master Lease Agreement (RI) Rvsd 02/09

“Leasing Record” means each Individual Leasing Record from time to time executed and delivered by Lessee and Lessor pursuant to a Lease Schedule denominated as a Lease Line.

“LIBOR” means for each Payment Period, a rate of interest equal to: (A) the offered rate, as of the day that is two business days prior to the first day of such Payment Period (or, if such date is not a day The Royal Bank of Scotland plc is open for business in London, the next preceding day on which The Royal Bank of Scotland plc is open for business in London) (as the case may be, the “LIBO Rate Determination Date”), for deposits of U.S. Dollars in an amount approximately equal to the Lease Balance outstanding on the first day of the Payment Period for a period of one]month which the British Bankers’ Association fixes as its LIBO Rate as of 11:00 a.m. London time on the LIBO Rate Determination Date; divided by (B) a number equal to 1.0 minus the maximum aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) under any regulations of the Board of Governors of the Federal Reserve System (the “Board”) or other governmental authority having jurisdiction with respect thereto as issued from time to time and then applicable to assets or liabilities consisting of “Eurocurrency Liabilities,” as currently defined in Regulation D of the Board.

“Lien” means any claim, lien, encumbrance, attachment or rights of others.

“Liquidated Damages” is defined in Section 17(a)(7) of this Master Lease.

“Loss” is defined in Section 15(b) of this Master Lease.

“Loss Payment Date” means the next Payment Date immediately following the occurrence of a Total Loss of Equipment.

“MACRS Deductions” shall mean the deductions under Section 167 of the Internal Revenue Code of 1986, as now or hereafter amended (the “Code”), determined in accordance with the Modified Accelerated Cost Recovery System with respect to the Acquisition Cost of each item of the Equipment using the accelerated method set forth in Section 168(b)(1) or 168(b)(2) of the Code as in effect on the date of the related Lease Schedule for property assigned to the class of property specified in such Lease Schedule.

“Margin” is defined in each applicable Lease Schedule.

“Material Adverse Effect” means (a) a materially adverse effect on the business, condition (financial or otherwise), operations, performance or properties of Lessee or any Guarantor taken as a whole, (b) a material impairment of the ability of Lessee or any Guarantor to perform its obligations under or remain in compliance with each Lease Schedule or any of the other Lease Documents, or (c) a materially adverse effect on the validity or enforceability of any Lease Document or the rights and remedies available to Lessor thereunder.

“Non-Severable Improvement” means each Improvement that cannot be removed from the Equipment without causing material damage to, or decline in the value, utility or remaining useful life of the Equipment (assuming the Equipment was in the condition required by the subject Lease).

“Other Payment” means any amount payable in accordance with the terms of a Lease that does not constitute Interim Rent, Basic Rent or Renewal Rent.

“Payment Date” is defined in each respective Lease Schedule.

“Payment Period” shall mean the period from and including the Acceptance Date to, but excluding, the Lease Term Commencement Date, the period from and including the Lease Term Commencement Date to, but excluding, the next immediately succeeding Payment Date and thereafter consecutively, the period from and including each Payment Date to, but excluding, the next immediately succeeding Payment Date; provided, however, that the final Payment Period under a Lease Schedule or Leasing Record, as applicable, shall end on, and include, the last day of the Lease Term for the Equipment covered thereby.

“Records” means, with respect to the Equipment, all records of maintenance, modifications, additions and major repairs, computerized maintenance history, maintenance and repair manuals and all similar items.

“Renewal Rent” means the scheduled rental installments for Equipment that are due for each Renewal Term (as defined in the related Lease Schedule), if any, of the related Lease Schedule.

“Rent” means, collectively, Interim Rent, Basic Rent, Renewal Rent and Other Payments.

Master Lease Agreement (RI) Rvsd 02/09

“Replacement Part” means a new or reconditioned replacement part that is free and clear of all Liens and has a value, utility and remaining useful life at least equal to the part (or parts) being replaced (assuming the part (or parts) was in the condition required by the subject Lease).

“Required Alteration” means each alteration, addition and/or modification to Equipment as is required from time to time to meet the requirements of applicable law, any applicable insurance policies and/or the subject Lease.

“Rider” means an amendment, modification or other supplement to a Lease Schedule or Leasing Record from time to time executed and delivered by Lessee and Lessor.

“Stipulated Loss Value” means the product of the Acquisition Cost of the Casualty Equipment, times the percentage factor applicable to the Loss Payment Date, as set forth in the Lease Schedule covering the Casualty Equipment. After the final Payment Date of the Lease Term with respect to Equipment covered by a Lease Schedule, the Stipulated Loss Value for such Equipment shall be determined as of the last Payment Date during the applicable Lease Term, and the applicable percentage factor shall be the last percentage factor set forth in the Lease Schedule covering such Equipment.

“Supplier” means each manufacturer and/or vendor of Equipment.

“Supply Contract” means each purchase agreement, invoice, document and/or instrument pertaining to the acquisition of Equipment.

“Tax Indemnification Payment” shall mean such amount as, after consideration of (a) all taxes required to be paid by Lessor in respect of the receipt thereof under the laws of any governmental or taxing authority in the United States, and (b) the amount of any interest or penalty which may be payable by Lessor in connection with the related Loss, shall be required to cause Lessor’s after-tax net return (the “Net Return”) to be equal to, but no greater than, the Net Return, computed consistently with current tax laws (and with the assumption that Lessor is taxed at the highest marginal Federal and state tax rates) as of the date of the respective Lease Schedule, that would have been available to Lessor had the Loss not occurred.

“Total Loss” means, with respect to Casualty Equipment, (a) the actual or constructive total loss of the Casualty Equipment, (b) the loss, disappearance, theft or destruction of the Casualty Equipment, or damage thereto that is uneconomical to repair or renders it unfit for normal use, or (c) the condemnation, confiscation, requisition, seizure, forfeiture or other taking of title to or use of the Casualty Equipment or the imposition of any Lien thereon by any governmental authority.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect in the State of Illinois or in any other applicable jurisdiction; and any reference to an article (including Article 2A) or section thereof shall mean the corresponding article or section (however termed) of any such applicable version of the Uniform Commercial Code.

“UCCs” means UCC financing statements.

Master Lease Agreement (RI) Rvsd 02/09

2. FURTHER DEFINITIONS; RULES OF CONSTRUCTION. (a) Further Definitions. Unless expressly provided otherwise in any Lease Document, the following terms shall have the meaning ascribed thereto as follows when used in each of the Lease Documents: (1) “affiliate” means, with respect to any given person, (A) each person that directly or indirectly owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, 50% or more of the voting stock, membership interests or similar equity interests having ordinary voting power in the election of directors or managers of such person, (B) each person that controls, is controlled by, or is under common control with, such person, and (C) each of such person’s officers, directors, members, joint venturers and partners (and, for the purposes of this definition, “control” of a person means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise); (2) “applicable law” or “law” means any Federal, state and local law, rule, regulation, ordinance, order, code, common law, interpretation, judgment, directive, decree, treaty, injunction, writ, determination, award, permit or similar norm or decision of any governmental authority as the same may be amended, superseded or replaced from time to time; (3) “AS IS, WHERE IS” means as is, where is, without warranty, express or implied, with respect to any matter whatsoever; (4) “business day” means any day, other than a Saturday, Sunday, or legal holiday for commercial banks under the laws of the State of Illinois; (5) “governmental authority” means any federal, state, county, municipal, regional or other governmental authority, agency, board, body, instrumentality or court, in each case, whether domestic or foreign; and (6) “person” means any individual, corporation, limited liability entity, partnership, joint venture, or other legal entity or a governmental authority. (b) Rules of Construction. The following terms when used herein or in any other Lease Document shall be construed as follows: (1) “herein,” “hereof,” “hereunder,” etc., means in, of, under, etc. this Master Lease or such other Lease Document in which such term appears (and not merely in, of, under, etc., the section or provision where the reference occurs); (2) “including” means including without limitation unless such term is followed by the words “and limited to,” or similar words; and (3) “or” means at least one, but not necessarily only one, of the alternatives enumerated. Any defined term used in the singular preceded by “any” indicates any number of the members of the relevant class. Any Lease Document or other agreement or instrument referred to herein or in any other Lease Document means such agreement or instrument as amended, modified and supplemented from time to time. Captions and headings in the Lease Documents are for convenience of reference only and shall not affect the interpretation of the Lease Document.

Master Lease Agreement (RI) Rvsd 02/09